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                              SCHEDULE OF AFFILIATES

                                                                 PERCENTAGE OF
AFFILIATE                           INCORPORATION                OWNERSHIP

DONNELLY MIRRORS LIMITED            ORGANIZED UNDER THE              100%
                                    LAWS OF THE REPUBLIC
                                    OF IRELAND

DONNELLY VISION SYSTEMS             ORGANIZED UNDER THE              100%
                                    LAWS OF THE REPUBLIC
                                    OF IRELAND

DONNELLY DE MEXICO, S.A. DE C.V.    ORGANIZED UNDER THE              100%
                                    LAWS OF MEXICO

DONNELLY EUROGLAS SYSTEMS,          ORGANIZED UNDER THE              100%
E.U.R.L.                            LAWS OF FRANCE

DONNELLY HOLDING GmbH               ORGANIZED UNDER THE              100%
                                    LAWS OF GERMANY

DONNELLY INTERNATIONAL, INC.        MICHIGAN                         100%

DONNELLY INVESTMENTS, INC.          MICHIGAN                         100%

DONNELLY HOHE GmbH & CO. KG         ORGANIZED UNDER THE               66 2/3%
                                    LAWS OF GERMANY

DONNELLY HOHE VERWALTUUNGS          ORGANIZED UNDER THE               48%
   GmbH                             LAWS OF GERMANY

D&A TECHNOLOGY, INC.                TENNESSEE                         60%

DONNELLY HAPPICH                    MICHIGAN                          60%
TECHNOLOGIES, INC.

APPLIED FILMS CORPORATION           COLORADO                          50%

VLSI VISION LTD.                    ORGANIZED UNDER THE               32%
                                    LAWS OF SCOTLAND